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                                 AMENDMENT NO. 1

                           dated as of August 27, 1999


                                     to the

                              AMENDED AND RESTATED
                          SALE AND SERVICING AGREEMENT,

                                      among


                     FFCA FRANCHISE LOAN OWNER TRUST 1998-1
                                    (Issuer)


                         FFCA LOAN WAREHOUSE CORPORATION
                                   (Depositor)


                          FFCA ACQUISITION CORPORATION
                                (Loan Originator)


                    FRANCHISE FINANCE CORPORATION OF AMERICA
                                   (Servicer)


                                       and


          LASALLE BANK NATIONAL ASSOCIATION f/k/a LASALLE NATIONAL BANK
                               (Indenture Trustee)


                     FFCA FRANCHISE LOAN OWNER TRUST 1998-1
                 FRANCHISE LOAN BACKED NOTES ISSUABLE IN SERIES


                           Dated as of March 18, 1999


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
                             AMENDMENT NO. 1 TO THE
                AMENDED AND RESTATED SALE AND SERVICING AGREEMENT


     AMENDMENT NO. 1 TO THE SALE AND SERVICING AGREEMENT, dated as of August 27, 1999 ("AMENDMENT NO. 1") to that certain Amended and Restated Sale and Servicing Agreement, dated as of March 18, 1999 (the "SALE AND SERVICING AGREEMENT"), among FFCA FRANCHISE LOAN OWNER TRUST 1998-1, a Delaware business trust (the "ISSUER" or the "TRUST"), FFCA LOAN WAREHOUSE CORPORATION, a Delaware corporation, as Depositor (the "DEPOSITOR"), FFCA ACQUISITION CORPORATION, a Delaware corporation, as Loan Originator (the "LOAN ORIGINATOR"), FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("FFCA"), as Servicer (the "SERVICER"), and LASALLE BANK NATIONAL ASSOCIATION f/k/a LASALLE NATIONAL BANK, a national banking association, as Indenture Trustee on behalf of the Noteholders (in such capacity, the "INDENTURE TRUSTEE").


                             PRELIMINARY STATEMENTS

     WHEREAS, the parties hereto have entered into the Sale and Servicing Agreement, whereby the Trust Estate was conveyed to the Issuer;

     WHEREAS, Section 12.02 provides the Sale and Servicing Agreement may be amended in writing by the parties thereto; and

     WHEREAS the parties hereto wish to make certain amendments to the Sale and Servicing Agreement;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Sale and Servicing Agreement.

     2. AMENDMENT TO SALE AND SERVICING AGREEMENT.

          (a) Section 1.01 is hereby amended by deleting the definition of "LIBOR MARGIN" and by replacing such definition with the following:

     LIBOR MARGIN: With respect to each day, a percentage equal to the sum of:

     (a) in the case of Other Mortgage Loans: (I) the sum for all Other Mortgage Loans of the product for each Other Mortgage Loan of (A) the applicable Loan Margin and (B) the applicable Other Margin Balance as of such day, divided by
(II) the Note Principal Balance as of such day,

     (b) in the case of Mortgage Loans (exclusive of Other Mortgage Loans) up to $300,000,000 of related Note Principal Balance: 0.70% multiplied by a fraction,
(I) the numerator of which is the positive difference, if any, of (A) the lesser of (i) $300,000,000 and (ii) the Note Principal Balance as of such day minus (B) the sum of all Other Margin Balances as of such day and (II) the denominator of which is the Note Principal Balance as of such day, and

     (c) in the case of Mortgage Loans (exclusive of Other Mortgage Loans) in excess of $300,000,000 of related Note Principal Balance: 1.00% multiplied by a fraction, (I) the numerator of which is the positive difference, if any, of (A) the Note Principal Balance as of such day minus (B) the sum of (i) the sum of all Other Margin Balances as of such day and (ii) the amount stated in clause
(b)(I) above, as of such day, and (II) the denominator of which is the Note Principal Balance as of such day.

     The intent of the foregoing LIBOR Margin formula is to calculate the LIBOR Margin attributable to Other Mortgage Loans solely in clause (a) and to calculate the LIBOR Margin attributable to Mortgage Loans in clauses (b) and (c) based on the relative portion of Note Principal Balance attributable to such Mortgage Loans under and in excess of $300,000,000, calculated, in the case of
(b) and (c), without counting Other Mortgage Loans.

          (b) Section 1.01 is hereby amended by deleting the definition of "PAYMENT DATE" and by replacing such definition with the following:

     PAYMENT DATE: The second Business Day following each Determination Date. From time to time, the Majority Noteholders and the Issuer may agree, upon written notice to the Indenture Trustee, to additional Payment Dates in accordance with SECTION 5.01(C)(3).

     3. FULL FORCE AND EFFECT. Except as modified by this Amendment No. 1, the Sale and Servicing Agreement shall otherwise remain in full force and effect against any and all of the parties thereunder.

     4. GOVERNING LAW. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflicts of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance therewith.

     5. COUNTERPARTS. This Amendment No. 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF the parties have executed this Amendment No. 1 as of the date first above written.

                                 FFCA FRANCHISE LOAN OWNER TRUST 1998-1,
                                   as Issuer

                                 By: Wilmington Trust Company, not in its
                                     individual capacity but solely as
                                     Owner Trustee


                                 By: /s/ Rosemary Pantano
                                     -------------------------------------------
                                     Name: Rosemary Pantano
                                     Title: Financial Services Officer

                                 FFCA LOAN WAREHOUSE CORPORATION,
                                   as Depositor


                                 By: /s/ Dennis L. Ruben
                                     -------------------------------------------
                                     Name: Dennis L. Ruben
                                     Title: Executive Vice President

                                 FFCA ACQUISITION CORPORATION
                                   as Loan Originator


                                 By: /s/ Dennis L. Ruben
                                     -------------------------------------------
                                     Name: Dennis L. Ruben
                                     Title: Executive Vice President

                                 FRANCHISE FINANCE CORPORATION OF AMERICA,
                                   as Servicer


                                 By: /s/ Dennis L. Ruben
                                     -------------------------------------------
                                     Name: Dennis L. Ruben
                                     Title: Executive Vice President

                                 LASALLE BANK NATIONAL ASSOCIATION f/k/a
                                 LASALLE NATIONAL BANK,
                                   as Indenture Trustee


                                 By: /s/ Michael B. Evans
                                     -------------------------------------------
                                     Name: Michael B. Evans
                                     Title: Senior Vice President